EX-99.CODE OF ETHICS

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Cromwell Investment Advisors, LLC

Code of Ethics

Introduction and Things You Should Know

This is the Code of Ethics (the “Code”) of Cromwell Investment Advisors, LLC (“Cromwell” or, the “Company”). The Code includes the following sections:

•	Definitions
•	Fiduciary Duty Standards
•	Code of Ethics Compliance and Administration
•	Guidelines for Professional Standards
•	Personal Trading Policies
•	Sanctions and Reporting Violations
•	Insider Trading Policies

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Investment Advisers Act of 1940, as amended, requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

•	the adviser’s fiduciary duty to its clients;
•	compliance with all applicable Federal Securities Laws;
•	reporting and review of personal securities transactions and holdings;
•	reporting of violations of the code; and
•	delivery of the code to all Associated Persons.

Rule 17j-1 under the Investment Company Act of 1940, as amended, also requires certain persons to be subject to a code of ethics. Rule 17j-1 makes it unlawful for any affiliated person of a registered investment company or any affiliated person of its adviser or principal underwriter to engage in certain enumerated types of misconduct in connection with the purchase or sale by such person of a security held or to be acquired by the registered investment company.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the Chief Compliance Officer (“CCO”). Do not guess the answer.

The Company expects all Associated Persons to comply with the spirit of the Code, as well as the specific requirements contained in the Code.

The Company treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Company may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

Improper trading activity can constitute a violation of this Code. You can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Definitions

These terms have special meanings as used in this Code of Ethics:

Access Person - An “Access Person” is a Supervised Person (as defined below) who has access to non-public information regarding any client’s purchase or sale of securities, is involved in making securities recommendations to clients, or has access to such recommendations that are non-public. All of the Company’s directors, officers, and partners are presumed to be Access Persons. The Company considers all of its employees Access Persons. Therefore, all employees are subject to the requirements of this Code of Ethics.

Associated Person - For the purposes of this Code, all Supervised Persons and Access Persons are collectively referred to as “Associated Persons.”

Beneficial Interest/Ownership - Means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities, including those owned by members of an Access Person’s immediate family living in the Access Person’s household (as defined below).

CCO - The Chief Compliance Officer or another person that has been designated to perform the functions of Chief Compliance Officer. For purposes of reviewing the Chief Compliance Officer’s own transactions and reports under this Code, the functions of the Chief Compliance Officer are performed by another qualified individual and shall be clearly denoted in the Company’s compliance files.

Client - Any person for whom, or entity for which, the Company serves as an investment adviser, renders investment advice, or makes any investment decisions for compensation is considered a client.

Covered Account - Means any account in which an Access Person has any direct or indirect Beneficial Ownership.

Cromwell Funds – Means the collective Registered Investment Companies that make up the Fund family.

Federal Securities Laws - Means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Investment Company Act of 1940as amended, the Investment Advisers Act of 1940, as amended, title V of the Gramm-Leach-Bliley Act, as amended, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Material Non-Public Information - See sub-section “Insider Trading Policy” herein.

Members of the Immediate Family/Household - “Members of the Immediate Family/Household” include:

•	a spouse or domestic partner (unless they do not live in the same household as the Access Person and the Access Person does not contribute in any way to their support);
•	children under the age of 18;
•	children who are 18 or older (unless they do not live in the same household as the Access Person and the Access Person does not contribute in any way to their support); and
•	any of the people who live in the Access Person’s household including stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, in-laws, and adoptive relationships.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Non-Reportable Securities - “Non-Reportable Securities:” include:

•	direct obligations of the Government of the United States;
•	bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
•	shares issued by money market funds;
•	shares issued by open-end investment companies registered in the U.S., none of which are advised or underwritten by the Company or an affiliate;
•	interests in 529 college savings plans; and
•	shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds.

Private Placement – Also known as a “Limited Offering.” An offering that is exempt from registration pursuant to sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rules 504, 505, or 506 of Regulation D.

Reportable Securities - Means all Securities (as defined below), except Non-Reportable Securities, in which an Access Person has Beneficial Ownership.

RIC – Registered Investment Company

Security or Securities - Means anything that is considered a “security” under the Investment Advisers Act of 1940, as amended. This is a very broad definition of security. It includes most kinds of investment instruments, including things that one might not ordinarily think of as “securities,” such as:

•	exchange traded funds (“ETFs”);
•	bonds
•	closed-end funds;
•	options on securities, on indexes and on currencies;
•	investments in all kinds of limited partnerships;
•	investments in foreign unit trusts and foreign mutual funds; and
•	investments in private investment funds and hedge funds.

If there is any question or doubt about whether an investment is considered a security or a Reportable Security under this Code, ask the CCO.

Supervised Person - A “Supervised Person” is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser. This may also include all temporary workers, consultants, independent contractors, and anyone else designated by the CCO. For purposes of the Code, such ‘outside individuals’ will generally only be included in the definition of a supervised person, if their duties include access to certain types of information, which would put them in a position of sufficient knowledge to necessitate their inclusion under the Code. The CCO shall make the final determination as to which of these are considered supervised persons.

Fiduciary Duty Standards

This Code of Ethics is based on the principle that the Company has a fiduciary duty to place the interests of clients ahead of the Company’s interests. The Company must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Company’s clients.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

All Associated Persons will act with competence, dignity, integrity, and in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Associated Persons.

The Company’s Associated Persons designated as Access Persons shall comply with the Company’s Code of Ethics.

We expect all Associated Persons to adhere to the highest standards with respect to any potential conflicts of interest with clients. As a fiduciary, the Company must act in its clients’ best interests. Neither the Company, nor any Associated Person should ever benefit at the expense of any client. Associated Persons are required to notify the CCO promptly if you become aware of any practice that creates, or gives the appearance of, a material conflict of interest.

Guidelines for Professional Standards

•	At all times, all Associated Persons must comply with applicable Federal Securities Laws and must reflect the professional standards expected of those engaged in the investment advisory business, and they shall act within the spirit and the letter of the federal, state, and local laws and regulations pertaining to investment advisers and the general conduct of business. These standards require all personnel to be judicious, accurate, objective, and reasonable in dealing with both clients and other parties so that his or her personal integrity is unquestionable.
•	All Associated Persons are required to report any violation of the Code, by any person, to the CCO, or other appropriate persons of the Company promptly. Such reports will be held in confidence to the extent practicable. However, the Company remains responsible for satisfying the regulatory reporting and other obligations that may follow the reporting of a potential violation.
•	Associated Persons must place the interests of clients first. All Associated Persons must scrupulously avoid serving his or her own personal interests ahead of the interests of the Company’s clients. In addition, Associated Persons must work diligently to ensure that no client is preferred over any other client.
•	Associated Persons must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve the Company and/or its Associated Persons on one hand and clients on the other hand will generally be fully disclosed and/or resolved in a way that favors the interests of the clients over the interests of the Company and its Associated Persons. If an Associated Person believes that a conflict of interest has not been identified or appropriately addressed, that Associated Person should promptly bring the issue to the CCO’s attention.
•	No Associated Person may serve on the board of directors of any publicly traded company without prior written permission from the CCO.
•	Associated Persons will not cause or attempt to cause any client to purchase, sell, or hold any security in a manner calculated to create any personal benefit, or on behalf of the Company.
•	Associated Persons must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting the Company’s services, and engaging in other professional activities.
•	Associated Persons must conduct all personal securities transactions in full compliance with this Code. Doubtful situations should be resolved in favor of clients and in cooperation with the CCO. Technical compliance with the Code’s provisions shall not automatically insulate from scrutiny any securities transactions or actions that could indicate a violation of the Company’s fiduciary duties.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

•	Personal transactions in securities by Access Persons must be transacted to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Company’s clients in mind. Likewise, Associated Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with the Company at the expense of clients, or that otherwise bring into question the person’s judgment.
•	Associated Persons are subject to Insider Trading Policies adopted by the Company to detect and prevent the misuse of Material Non-Public Information.
•	No Associated Person shall communicate information known to be false to others (including, but not limited to clients, prospective clients and other Associated Persons) with the intention of manipulating financial markets for personal gain.
•	Associated Persons are prohibited from accepting compensation for services from outside sources without the specific prior written permission of the CCO. (Outside Business Activity)
•	When any Associated Person faces a conflict or potential conflict between his or her personal interest and the interests of clients, he or she is required to immediately report the conflict to the CCO for instructions regarding how to proceed.
•	Associated Persons must treat recommendations and actions of the Company as confidential and private matters. Accordingly, we have adopted a Privacy Policy to prohibit the transmission, distribution, or communication of any information regarding securities transactions in client accounts or other non-public information, except to broker-dealers, other bona fide service providers, or regulators in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Company, without the prior written approval of the CCO.
•	No Associated Person shall intentionally sell to or purchase from a client any security or other property without prior written authorization from the CCO.
•	No Associated Person shall provide loans or receive loans from clients.
•	All Access Persons are forbidden to engage in the following prohibited conduct:
1)	To employ any device, scheme, or artifice to defraud any client or Fund;
2)	To make any untrue statement of a material fact to any client or Fund or omit to state a material fact necessary in order to make the statements made to the client or Fund, in light of circumstances under which they are made, not misleading;
3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client or Fund;
4)	To engage in any manipulative practice with respect to the client or Fund;
5)	To engage in the practice of trading on the basis of the anticipated market effect of trades for the accounts of investment advisory clients, which is known as "front-running" or "scalping," is a violation of the Federal securities laws;
6)	Employees are prohibited from purchasing or redeeming shares of the Fund in violation of the trading policies and restrictions set forth in each Fund’s prospectuses, including, but not limited to, the restrictions limiting the frequency of transfers into and out of a Fund that are designed to: (i) prevent so-called “market timing” and (ii) otherwise protect the interests of long term investors in the Fund.

Code of Ethics Compliance and Administration

The CCO administers the Code of Ethics. Each Sub-Adviser’s CCO will certify compliance with their specific Code of Ethics for all employees working on Fund related matters to Cromwell’s CCO on a

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

quarterly basis. This shall include reporting of any violations of each respective Sub-Adviser’s Code during the applicable reporting period. All questions regarding Cromwell’s Code should be directed to Cromwell’s CCO. You must cooperate to the fullest extent reasonably requested by the CCO to enable (i) the Company to comply with all applicable Federal Securities Laws; and (ii) the CCO to discharge duties under the Code of Ethics.

The CCO will maintain a list of all Access Persons (including any other persons treated as such under the Code) in an electronic format using the COMPLY Code of Ethics administration platform. COMPLY offers an internet-based platform for the automated administration of Code of Ethics requirements and the provisions of SEC Rule 17j-1. The CCO, or their designee, shall review the list and reaffirm that it is accurate and complete no less frequently than on an annual basis or more frequently as needed.

There are references to reports or certifications made through the COMPLY platform and Forms available herein that an Access Person must complete as directed by this Code.

Nothing herein shall prohibit or impede in any way an Associated Person or former Associated Person from reporting a possible securities law violation directly to the SEC or other regulatory authority. In addition, the Company will not retaliate in any way against an Associated Person or former Associated Person for providing information relating to a possible securities law violation to the SEC or other regulatory authority.

The Company’s management will review the terms and provisions of this Code at least annually and make amendments as necessary. Any amendments will be distributed to all Associated Persons, and the Company shall require each Associated Person to provide in writing an acknowledgement of their receipt, understanding and acceptance of the change(s).

Associated Persons are generally expected to discuss any perceived risks or concerns about the Company’s business practices with their direct supervisor. However, if an Associated Person is uncomfortable discussing an issue with their supervisor, or if they believe that an issue has not been appropriately addressed, the Associated Person should bring the matter to the CCO’s attention, or if the supervisor is the CCO, then to the attention of a senior officer of the Company.

The Company will distribute a digital copy of the Company’s Code of Ethics to each Associated Person upon the commencement of employment or engagement and upon any amendment to the Code of Ethics.

All Associated Persons must acknowledge that they have received, read, understand, and agree to comply with the Company’s Code of Ethics by completing the Agreement to Abide by Code of Ethics, or the applicable form in COMPLY platform upon commencement of employment or engagement with the Company. All Associated Persons will be required to acknowledge in writing, or through the COMPLY platform receipt of any amendments made to this Code of Ethics.

The Company will, upon request, furnish clients with a digital copy of the Code of Ethics. All client requests for the Company’s Code of Ethics should be directed to the CCO.

The CCO will maintain a copy of this Code of Ethics in the Company’s files. Additionally, the CCO will review the Code of Ethics at least annually to ensure it remains appropriately aligned with the Company’s advisory business.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Personal Trading Policies

Personal Securities Transactions

Personal trading activity conducted by the Company’s Access Persons should be executed in a manner consistent with our fiduciary obligations to our clients: trades should avoid actual improprieties, as well as the appearance of impropriety. Access Persons trades should not involve trading activity so excessive as to conflict with one’s ability to fulfill daily job responsibilities or to otherwise violate anti-manipulative or insider trading regulations.

Accounts Covered by the Code

The Company’s Code of Ethics applies to all Covered Accounts over which Access Persons have a Beneficial Interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Access Persons to exclude accounts held personally or by immediate family members sharing the same household if the Access Person does not have any direct or indirect influence or control over the accounts. Access Persons should consult with the CCO before excluding any accounts held by immediate family members sharing the same household. These accounts may still require submission on an annual basis, though this will be addressed directly by the CCO and reported through the COMPLY platform.

The following policies and procedures apply to all securities owned or controlled by an Access Person, and any Covered Account. Any account in question should be addressed with the CCO immediately to determine if it is considered a Covered Account.

Improper trading activity can constitute a violation of this Code. Nevertheless, the Code can be violated by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Individual conduct can violate this Code even if no clients are harmed by such conduct. Violations of the Code, if any, are reported to the Fund’s Board of Directors on a quarterly basis.

Reportable Securities

The Company requires Access Persons to provide periodic reports, or statements reflecting transactions and holdings in all Reportable Securities, which include the definition of Security (as defined above). Reportable Securities also include any securities of investment companies which are advised or underwritten by the Company or an affiliate, regardless of security type

Reporting Requirements

The Company must collect information regarding the personal trading activities and holdings of all Access Persons. Access Persons must promptly report to the Company the opening of any new Covered Accounts, submit quarterly reports regarding Reportable Securities transactions, and report Reportable Securities holdings on an annual basis. The Company has engaged COMPLY (software for statement tracking, among other tasks) to facilitate an Access Persons reporting requirements. Electronic broker dealer feeds will be established for all eligible accounts to provide personal trading transactions to automatically feed into the COMPLY platform. For those accounts that are not eligible for electronic broker dealer feeds, Access Persons may submit account or brokerage statements in lieu of the reporting of transactions.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

The CCO will make all required records of personal transactions in Reportable Securities available to the required regulatory authority, promptly upon request. These include statements for all accounts for personal securities transactions, or transaction history reviewed where appropriate.

All Access Persons must file reports or complete certifications as described below, even if there are no holdings, transactions, or accounts to list. The Company may rely on brokerage statements to the extent such statements are made accessible to the CCO or provided through the COMPLY platform. Copies of the reporting forms are included at the end of the Code or can be obtained from the CCO.

1.	Initial Holdings Reporting/Certification

No later than 10 calendar days after an Associated Person is designated an Access Person (or within 10 days of the adoption of this Code if the Associated Person was already an Access Person at the time of its adoption), the Access Person must submit a report to document their initial holdings through the COMPLY platform, which is accessible to the CCO, or their designee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. In the event an Access Person cannot submit an Initial Holdings report electronically via the COMPLY platform, such report may be delivered to the CCO, in hard copy format and will then be up-loaded to the COMPLY platform. A copy of the Initial Holdings Report is included at the end of the Code or can be obtained from the CCO.

2.	Annual Holdings Reporting/Certification

By January 31 (or the designated certification date in the software) of each year, each Access Person must file an Annual Personal Securities Holdings Report through the COMPLY platform, which is accessible to the CCO to certify (and provide evidence) of all transaction activity for the prior calendar year.

Content Requirements for Initial and Annual Holdings Reports

Each holdings report (initial, quarterly and annual) must contain at a minimum:

•	the name of any broker, dealer or bank with which the access person maintains an account in which any securities (including securities that are not Reportable Securities) are held for the Access Person’s direct or indirect benefit;
•	the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership; and
•	the date the Access Person submits the report and the date the account was established, if available.

All information contained in the holding report must be current and no more than 45 days prior to the date the report is submitted. If there are no holdings to report, this should be indicated on the relevant holdings report or certification. In the event an Access Person cannot submit an Annual Holdings report electronically via the COMPLY platform, such report may be delivered to the CCO in hard copy form and will then be uploaded to the COMPLY platform. A copy of the Annual Holdings Report is included at the end of the Code.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

3.	Quarterly Transaction Reporting/Certification

No later than 30 calendar days following the end of March, June, September, and December, each quarter, every Access Person must file a Quarterly Certification within the COMPLY platform, which is accessible to the CCO or make arrangements to provide the material in hard copy, and/or upload it into the COMPLY software.

The Quarterly Report of Personal Securities Transactions form included in this manual requires each Access Person to list all transactions in Reportable Securities during the most recent calendar quarter in which the Access Person had Beneficial Ownership. If necessary, this could be used in lieu of certifications with the COMPLY platform. The Access Person will be required to either confirm their transactions within the COMPLY platform or upload statements if the detail is not able to directly feed into the system.

Content Requirements for Quarterly Transactions Reports

Each transaction report (electronic feed to COMPLY platform or uploaded statement) must contain, at a minimum, the following information about each transaction in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

•	the name of the broker, dealer or bank with or through which the transaction was effected;
•	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;
•	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	the price of the security at which the transaction was affected; and
•	the date the access person submits the report and the date the account was established, if available.
•	Details regarding any accounts opened or closed during the quarter, reflecting all the above information.

The quarterly transaction reporting requirement may be satisfied (as indicated above) by instructing the Access Person to upload brokerage account statements for the Covered Accounts, or by electronic broker dealer feeds sent directly into the COMPLY platform, provided all required information is included in the report and the confirmations or statements contain all necessary activity in reportable securities not later than 30 days after the close of the calendar quarter in which the transaction(s) took place.

If Access Persons did not have any transactions, or account openings or closings to report, this should be indicated/certified in the COMPLY platform, or on the Quarterly Report of Personal Securities Transactions form if the platform is unavailable. All certifications of quarterly account activity must be submitted to the CCO within 30 days of the end of each calendar quarter, which can be satisfied by the COMPLY platform.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, Access Persons are not required to submit:

•	quarterly reports for any transactions effected pursuant to an automatic investment plan or employer sponsored 401(k) retirement accounts. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a quarterly transaction report; or

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

•	any reports with respect to Reportable Securities held in accounts over which the Access Person had no direct or indirect influence or control, such as a blind trust, wherein the Access Person has no knowledge of the specific management actions taken by the trustee and no right to intervene in the trustee’s management.

Any investment plans or accounts for which an Access Person claims an exception based on “no direct or indirect influence or control” (as defined in the next paragraph) must be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception and make record of such determination. Unless and until such exception is granted, all applicable reporting requirements shall apply.

“No direct or indirect influence or control” with respect to an account shall mean that the Access Person has 1) no knowledge of the specific management actions taken by the trustee or third party manager; 2) no right to intervene in the management of the account by the trustee or third party manager; 3) no discussions with the trustee or third party manager concerning account holdings which could reflect control or influence; and 4) no discussions with the trustee or third party manager wherein the Access Person provides investment directions or suggestions.

In deciding whether the Access Person has direct or indirect influence or control, the CCO will ask for information about the Access Person’s relationship with the party responsible for making the investment decisions regarding the account (i.e., independent professional versus friend or relative; unaffiliated versus affiliated firm).

The Company requires that all Access Persons seeking a reporting exception for an account based on “no direct or indirect influence or control” submit such a request in writing to the CCO initially when the exception is first sought, and no less than annually thereafter confirm in writing that the exception still applies.

The CCO may periodically request information or a certification from a party responsible for managing the account and may also periodically request reporting on the account to identify transactions that would have been prohibited pursuant to this Code of Ethics, absent the exception granted.

Review and Recordkeeping

The CCO shall review personal trading reports, statements or transaction history (within the COMPLY platform) for all Access Persons no less than quarterly and will otherwise take reasonable steps to monitor compliance with, and enforce this Code of Ethics. Evidence of the reviews shall be maintained in the Company’s files, or within the COMPLY platform.

The Company reserves the right to require the Access Person to reverse, cancel, or freeze, at the Access Person’s expense, any transaction or position in a specific security if the Company believes the transaction or position violates its policies or appears improper. The Company will keep all such information confidential except as required to enforce this policy or to participate in any investigation concerning violations of applicable law.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

The Company’s Code of Ethics is designed to mitigate material conflicts of interest associated with Access Persons’ personal trading activities. Accordingly, the CCO, or their designee, monitors Access Persons’ trading to detect potential issues including but not limited to:

•	trading in securities appearing on the Restricted List;
•	trading activities in Reportable Securities that do not correspond to pre-clearance approvals;
•	frequent short-term trades detrimental to their work;
•	front-running and other trading in conflict with client interests; and
•	trading that appears to be based on Material Non-Public Information.

The CCO will review reports and certifications submitted pursuant to the Code of Ethics for potential behavior issues. The CCO’s trades are reviewed by the Chief Executive Officer (“CEO”), or the Chief Operations Officer (“COO”) or other party deemed appropriate. Upon review, the reviewer will make notes to document any notable activity, which may be kept in the COMPLY platform or in hard copy format in the Company’s files. Personal trading that appears problematic may result in further inquiry.

Timing of Personal Transactions

If the Company is purchasing/selling or considering for purchase/sale any Reportable Security on behalf of a client account, no Access Person with knowledge of such Company purchase/sale may effect a transaction in that Reportable Security prior to the client purchase/sale having been completed by the Company, or until a decision has been made not to purchase/sell the Reportable Security on behalf of the client account and in accordance with the Company’s pre-clearance policy, if any.

Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from the prohibitions on trading on a case-by-case basis. Any request for such consideration must be submitted by the Access Person in writing to the CCO. Exceptions will only be granted in those cases in which the CCO determines that granting the request will create no actual, potential, or apparent conflict of interest.

Pre-Clearance

Access Persons are prohibited from engaging in any transaction in a Reportable Security in any account in which the Access Person has any Beneficial Ownership unless the Access Person obtains the CCO’s written pre-clearance, or approval through the COMPLY platform in advance of the transaction. (For the CCO’ s personal trades, the CCO must first obtain written pre-clearance or approval through the COMPLY platform from the CEO, COO, or other appropriate party.)

This pre-clearance requirement includes especially, but is not limited to, acquisition or participation in an initial public offering and purchase or sale of a security obtained through a private placement. In addition, if an Associated Person who owns a security in a private company knows that the company is about to engage in an IPO, he or she must disclose this information to the CCO.

Pre-clearance is obtained by first submitting a pre-clearance request through the COMPLY platform. In the event an Access Person cannot submit a Personal Securities Trading Request electronically via the COMPLY platform, such report may be delivered to the CCO in hard copy format and will then be up-loaded to the COMPLY platform. A copy of the Personal Securities Trading Request form is included at the end of the Code.

NOTE: Purchase and Sales of individual securities are limited to listed securities and subject to a $1,000 minimum. Options require $250 purchase minimum and must be held for 30-days.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

If pre-clearance is obtained for a non-IPO or non-private-placement transaction, the approval is valid for the day on which it is granted and the immediately following business day. The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed. The CCO may deny or revoke pre-clearance for any reason.

If pre-clearance is obtained for an IPO or private placement investment, the Access Person shall act promptly, taking the necessary steps to effectuate the transaction. The CCO may revoke such a pre-clearance any time up until the Access Person has made a firm commitment to invest.

The Company or its Employees may receive information that may be deemed to be Material Non-Public Information. Consequently, the Company may choose to restrict personal trading in the security of a company or issuer by placing the company or issuer on the Restricted List. Refer to the Company’s Insider Trading Policy in this Code for further information and requirements.

Prohibited Trading Practices

Short-Term Trading

An Associated Person is generally prohibited from realizing a profit from the purchase and sale or sale and purchase of the same Reportable Security, within a period of thirty (30) days. It is recognized that short-term trading is not necessarily indicative of whether an individual is trading on inside information. Accordingly, an Associated Person may apply to the CCO for a waiver from this provision, which may be granted if the CCO reasonably believes that the Associated Person will suffer undue hardship as a result of not being permitted to complete the trade and that the trade does not violate the principles of this Code.

The CCO shall make and retain a record of all waivers granted (including any waivers granted by the CCO’s or the Company President’s designee under this provision, including a summary of the reasons for granting the waiver.

Short Sales

An Associated Person is prohibited from effecting short sales or acquiring short positions in any Security Held by the Fund or other client.

Blackout Periods

An Associated Person shall not Purchase or Sell, directly or indirectly, any Reportable Security within five (5) days after the time that the same Reportable Security is Purchased or Sold by the Fund or Company client; or (b) at any time when he or she has actual knowledge that the same Reportable Security is being Purchased or Sold, or recommended or considered for Purchase or Sale, by the Fund or Company client until five (5) days after the client’s Purchase or Sale transaction in such Reportable Security has been completed or the Reportable Security is no longer being recommended or considered for Purchase or Sale by the Fund or Company client.

An Associated Person may apply to the CCO, or their designee, for a waiver from this provision, which shall be granted if the CCO or their designee reasonably believes that the Associated Person will suffer undue hardship as a result of not being permitted to do the trade and that the trade does not violate the principles of this Code. The CCO shall make and keep a record of all waivers granted under this provision, including a summary of the reasons for granting the waiver.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Sanctions and Reporting Violations of the Code

Disciplinary Responses

All disciplinary responses to violations of the Code shall be administered by the CCO, subject to approval by the CEO of the Company. Determinations regarding appropriate disciplinary responses will be administered on a case-by-case basis.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Compliance Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Associated Person to civil, regulatory or criminal sanctions. No Associated Person will determine whether he or she committed a violation of the Code of Ethics or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Associated Persons must promptly report any suspected violations of the Code of Ethics to the CCO. To the extent practicable, the Company will protect the identity of an Associated Person who reports a suspected violation. However, the Company remains responsible for satisfying the regulatory reporting and other obligations that may follow the reporting of a potential violation. The CCO shall be responsible for ensuring a thorough investigation of all suspected violations of the Code and shall maintain a report of all violations. Retaliation against any Associated Person who reports a violation of the Code of Ethics is strictly prohibited and will be cause for corrective action, up to and including dismissal.

Insider Trading Policy

Background

Section 204A of the Investment Advisers Act of 1940, as amended, requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. Federal Securities Laws have been interpreted to prohibit, among other things, the following activities:

•	trading by an insider while in possession of Material Non-Public Information;
•	trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;
•	trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking;
•	communicating Material Non-Public Information to others in breach of a fiduciary duty; and
•	trading or tipping Material Non-Public Information regarding an unannounced tender offer.

Definitions

Material Information. “Material Information” generally includes:

•	any information that a reasonable investor would likely consider important in making his or her investment decision; or

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

•	any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material Information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security and therefore be considered material.

Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public Information does not change to public information solely by selective dissemination. Examples of the ways in which non-public information might be transmitted include, but are not limited to in person, in writing, by telephone, during a presentation, by email, instant messaging, text message, or through social networking sites.

Associated Persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information.

Policies and Procedures

The purpose of these policies and procedures (the “Insider Trading Policies”) is to educate our Associated Persons regarding insider trading, and to detect and prevent insider trading by any person associated with the Company. The term “insider trading” is not defined in the securities laws, but generally, it refers to the use of Material Non-Public Information to trade in securities or the communication of Material Non-Public Information to others.

Prohibited Use or Disclosure of Material Non-Public Information

Associated Persons are strictly forbidden from engaging in trading utilizing Material Non-Public Information, either personally or on behalf of the Company or its clients.

In certain situations, depending on facts and circumstances, Material Non-Public Information may also be received subject to a confidentiality agreement. The CCO must approve all written confidentiality agreements relating to the receipt of Material Non-Public Information. Any disclosure or use of Material Non-Public Information in violation of such an agreement is prohibited.

Associated Persons may disclose Material Non-Public Information only to the Company Associated Persons and outside parties who have a valid business reason for receiving the information, and only in accordance with any confidentiality agreement or information barriers that apply.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Selective Disclosure

Non-public Information about the Company’s investment strategies may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. The dissemination of such information may be a violation of the fiduciary duty that the Company owes to its clients.

Receipt of Information

In certain instances, Associated Persons of the Company may receive information that may be deemed to be Material Non-Public Information. To the extent possible, Associated Persons should inform the CCO prior to accessing such information. In all cases, Associated Persons should immediately discuss with the CCO if they have or believe they have received Material Non-Public Information.

Certain Associated Persons may have access to Material Non-Public Information as part of their regular job responsibilities or may be specifically authorized by the CCO to receive Material Non-Public Information. Individuals who act as CCO, CEO and COO will generally be authorized to receive Material Non-Public Information. These Associated Persons must notify the CCO immediately after receiving Material Non-Public Information.

If Associated Persons have questions as to whether they are in possession of Material Non-Public Information, they should contact the CCO immediately. The CCO will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated. The CCO may also consult legal counsel.

Upon knowledge that any persons associated with the Company may have received unauthorized Material Non-Public Information, the CCO will take immediate action to investigate the matter thoroughly. Where an Associated Person may have received Material Non-Public Information, the CCO will determine what precautions may be appropriate to protect the improper dissemination or use of the information. The CCO will communicate restriction requirements to all Associated Persons in writing immediately after determining the need for such additional measures. The CCO will document nonoccurrence no less than quarterly.

Relationships with Potential Insiders

The concept of “insider” is broad and includes all persons associated with a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with the Company may become a temporary insider for a client it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank-lending officers and the Associated Persons of such organizations.

Third parties with whom the Company has a relationship, such as the Company’s analyst or researcher, may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

•	being employed or previously employed by an issuer (or sitting on the issuer’s board of directors);
•	working for an investment bank, consulting firm, supplier, or customer of an issuer;
•	sitting on an issuer’s creditors committee;
•	personal relationships with connected individuals; and

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Code of Ethics – August 2025

•	a spouse’s involvement in any of the preceding activities.

An Associated Person may become a temporary insider for a company he or she advises.

Individuals associated with a third party who have access to Material Non-Public Information may have an incentive to disclose the information to the Company due to the potential for personal gain. Associated Persons should be extremely cautious about investment recommendations, or information about issuers that they receive from third parties. Associated Persons should inquire about the basis for any such recommendations or information and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

Rumors

Creating or passing rumors with the intent to manipulate securities prices or markets may violate the anti-fraud provisions of Federal Securities Laws. Such conduct is contradictory to the Company’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Associated Persons. Associated Persons are prohibited from knowingly circulating rumors or sensational information with the intent to manipulate securities or markets.

This policy is not intended to discourage or prohibit appropriate communications between Associated Persons of the Company and other market participants and trading counter parties.

Consult with the CCO if you have questions about the appropriateness of any communications.

Responsibility

Associated Persons should consult with the CCO if there is any question as to whether Non-public Information is Material Information.

Restricted List

If the CCO believes that an Associated Person may have Material Non-Public Information regarding a specific company or issuer or that trading in a specific company or issuer may present a conflict of interest to the Company or its clients, the CCO may restrict Associated Persons’ trading. Associated Persons must receive pre-clearance (per the procedure outlined earlier herein) prior to transacting in a security or issuer - by submitting a written request to the CCO.

Penalties for Insider Trading

The legal consequences for trading on or communicating Material Non-Public Information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

•	civil injunctions;
•	jail sentences;
•	revocation of applicable securities-related registrations and licenses;
•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
•	fines for the Associated Person or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Gifts and Entertainment

Policies and Procedures

Associated Persons must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this Policy.

Gift Giving Policy

The Company’s Associated Persons are prohibited from giving gifts that may appear lavish or excessive and must receive written approval from the CCO prior to giving a gift valued in excess of $100 to any client, prospect, individual, or entity with whom the Company does, or is seeking to do, business. Associated Persons should report the required details through the COMPLY platform or use the Gifts and Entertainment Reporting Form for review and approval by the CCO. If a hard copy of the Form is used, the information will be uploaded into the COMPLY platform. Associated Persons are prohibited from giving a cash payment of any kind or a gift of more than nominal value to a person for soliciting or referring clients or potential clients unless specifically permitted under the Company’s Cash Payment for Client Solicitation Policy.

Entertainment Policy

The Company’s Associated Persons are prohibited from gifting entertainment that may appear lavish or excessive and must receive written approval from the CCO prior to gifting entertainment valued in excess of $100 to any client, prospect, individual, or entity with whom the Company does, or is seeking to do, business. Associated Persons should report the required details through the COMPLY platform or use the Gifts and Entertainment Reporting Form to meet the requirements of this Policy, for review and approval by the CCO. If a hard copy of the Form is used, the information will be uploaded into the COMPLY platform.

These policies are not intended to prohibit normal business entertainment.

Associated Persons’ Receipt of Gifts

On occasion, Associated Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons. Associated Persons are prohibited from accepting gifts that may appear lavish or excessive and must promptly report the receipt of gifts valued in excess of $100 to the CCO.

Use the Gifts and Entertainment Reporting Form or report the required details through the COMPLY platform for review and approval by the CCO to meet the requirements of this Policy. Gifts such as gift baskets or lunches delivered to the Company’s offices, which are received on behalf of the Company, do not require reporting. If a hard copy of the Form is used, the information will be uploaded into the COMPLY platform.

Associated Persons’ Receipt of Entertainment

Associated Persons are prohibited from accepting entertainment that may appear lavish or excessive and must promptly report the receipt of entertainment valued in excess of $100 to the CCO. Use the Gifts and Entertainment Reporting Form or report the required details through the COMPLY platform for review and approval by the CCO to meet the requirements of this Policy.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by the Company to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of the Company’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the CCO on the Gifts and Entertainment Reporting Form or report the required details through the COMPLY platform for review and approval by the CCO.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities”

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government, or a foreign political party may also be “instrumentalities” of a foreign government.

Associated Persons must use the Gifts and Entertainment Reporting Form to disclose all gifts and entertainment or report the required details through the COMPLY platform for review that may be subject to the FCPA, irrespective of value and including food and beverages provided during a legitimate business meeting. If a hard copy of the Form is used, the information will be uploaded into the COMPLY platform.

Revised August 2025

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Agreement to Abide by Code of Ethics

(May also be submitted in COMPLY platform for tracking/approval purposes)

Cromwell Investment Advisors, LLC

This agreement is entered into by and between Cromwell Investment Advisors, LLC (the “Company”) and the Associated Person whose name and signature is represented below.

By signing this agreement, I acknowledge that:

•	I have received a copy of the Company’s Code of Ethics;
•	I have read and understand the information contained in the Code of Ethics; and
•	I will abide by the Code of Ethics and any subsequent amendments thereto.

To comply with the Company’s Personal Trading Policies and the Code of Ethics, I further certify that I have directed each broker with whom I have a Covered Account containing Reportable Securities and to send to the Company’s designated CCO duplicate copies of all periodic statements relating to my accounts or have otherwise complied with the reporting requirements of the Company’s Personal Trading Policies and Code of Ethics.

To meet the disclosure requirements of pertinent securities laws, rules and regulations, I further certify that I will disclose all legal and disciplinary events for which I am, or have been personally involved, including information regarding any actions or fines by any self-regulatory organization.

Print Name:

Signature:

Date:

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Personal Securities Trading Request Form

(May also be submitted in COMPLY platform for tracking/approval purposes)

Cromwell Investment Advisors, LLC

Name:

Details of Proposed Transaction:

Purchase/Sale (Circle One)
Date of Transaction
Indicate Name of Issuer and Symbol
Type of Security (e.g., Note, Common Stock, Preferred Stock)
Quantity of Shares or Units
Price Per Share/Unit
Approximate Dollar Amount
Account for Which Transaction will be Made
Name of Broker

NOTE: Purchases and Sales of individual securities are limited to listed securities and subject to a $1,000 minimum. Options require $250 purchase minimum and must be held for 30-days..

Date of Request

You ____	may / may not execute the proposed transaction described above.

Authorized Signature:

Date of Response:

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Initial Personal Securities Holdings Report

(May also be submitted in COMPLY platform for tracking/approval purposes)

Cromwell Investment Advisors, LLC

(Page 1 of 2)

To: CCO, Cromwell Investment Advisors, LLC

From:

(Access Person - Please Print)

NOTE: IN LIEU OF THE REPORTING FORM, DUPLICATE COPIES OF BROKERAGE STATEMENTS MAY BE SUBMITTED PROVIDED THE STATEMENTS INCLUDE THE INFORMATION REQUIRED BELOW.

Re: Initial Personal Securities Holdings Report:

As of _____________, 20______, I hold the following Reportable Securities:

Date of Transaction	Security Title*	Type of Transaction (Purchase/ Sale/Other)	Type of Security	Ticker/ CUSIP	# of Shares	Principal Amount	Price	Name of Broker-Dealer

*Include interest rate and maturity date, if applicable.

Use additional sheet(s), if necessary.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Initial Personal Securities Holdings Report (continued)

(May also be submitted in COMPLY platform for tracking/approval purposes)

(Page 2 of 2)

________ The following broker-dealer, bank, or other custodian holds accounts invested in Non-Reportable Securities in which I have Beneficial Ownership.

Name of Broker, Dealer, or Bank	Account Title	Account Number

Use additional sheet(s), if necessary.

______ As of __________________, 20_____, I do not have any direct or indirect Beneficial Ownership in any account containing any securities. However, I agree to promptly notify the designated CCO, if any such account is opened, so long as I am an Access Person with Cromwell Investment Advisors, LLC.

Signed:	Date:

Report reviewed by:	Date:

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Quarterly Report of Personal Securities Transactions

(May also be submitted in COMPLY platform for tracking/approval purposes)

(Page 1 of 2)

To: CCO, Cromwell Investment Advisors, LLC

From:

(Access Person - Please Print)

NOTE: IN LIEU OF THE REPORTING FORM, DUPLICATE COPIES OF BROKERAGE STATEMENTS MAY BE SUBMITTED PROVIDED THE STATEMENTS INCLUDE THE INFORMATION REQUIRED BELOW.

Re: Quarterly Report of Personal Securities Transactions, as amended:

During the quarter ending , I have purchased, sold, or have otherwise obtained Beneficial Ownership in the following securities:

Date of Transaction	Security Title*	Type of Transaction (Purchase/ Sale/Other)	Type of Security	Ticker/ CUSIP	# of Shares	Principal Amount	Price	Name of Broker-Dealer

*Include interest rate and maturity date, if applicable.

Use additional sheet(s), if necessary.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Quarterly Report of Personal Securities Transactions (continued)

(May also be submitted in COMPLY platform for tracking/approval purposes)

(Page 2 of 2)

________ During the above period, I have not purchased or sold any Reportable Securities in which I have direct or indirect Beneficial Ownership.

________ During the above period, I have disclosed to the Company all new accounts in which I have direct or indirect Beneficial Ownership.

________ I do not currently have any Beneficial Ownership in any Covered Accounts. However, I agree to promptly notify Cromwell Investment Advisors, LLC, if I obtain Beneficial Ownership in any account, so long as I am an Access Person of Cromwell Investment Advisors, LLC.

Signed:	Date:

Report reviewed by:	Date:

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Annual Certification of Compliance

(May also be submitted in COMPLY platform for tracking/approval purposes)

Cromwell Investment Advisors, LLC

With The Personal Securities Transactions Disclosure Requirements

And Code of Ethics For Cromwell Investment Advisors, LLC

In accordance with the policies and procedures regarding Personal Securities Transactions and the Code of Ethics for Cromwell Investment Advisors, LLC, I certify that as of :

________ I have reported all Reportable Securities holdings in which I have Beneficial Ownership.

________ I have obtained pre-clearance for all Covered Securities transactions in which I have Beneficial Ownership, except for transactions that are exempt from pre-clearance or those for which I have received a written exception from the CCO.

________ I have reported all Reportable Securities transactions in which I have Beneficial Ownership, except for transactions, which are exempt from reporting, or for which I have received a written exception from the CCO.

________ I have complied with the Code of Ethics in all other respects.

Print Name: _______________________

Signature: ________________________

Dated: ___________________________

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Annual Personal Securities Holdings Report

(May also be submitted in COMPLY platform for tracking/approval purposes)

(Page 1 of 2)

To: CCO, Cromwell Investment Advisors, LLC

From:

(Access Person - Please Print)

NOTE: IN LIEU OF THE REPORTING FORM, DUPLICATE COPIES OF BROKERAGE STATEMENTS MAY BE SUBMITTED PROVIDED THE STATEMENTS INCLUDE THE INFORMATION REQUIRED BELOW.

Re: Annual Personal Securities Holdings Report:

As of, _________, 20___, I hold the following Reportable Securities

Security Title*	Type of Security	Ticker/CUSIP	# of Shares	Principal Amount	Name of Broker-Dealer

*Include interest rate and maturity date, if applicable.

Use additional sheet(s), if necessary.

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Annual Personal Securities Holdings Report (continued)

(May also be submitted in COMPLY platform for tracking/approval purposes)

(Page 2 of 2)

________ The following broker-dealer, bank, or other custodian holds accounts invested in Non-Reportable Securities in which I have Beneficial Ownership.

Name of Broker, Dealer, or Bank	Account Title	Account Number

Use additional sheet(s), if necessary

________ As of _________, 20____, I do not have any direct or indirect Beneficial Ownership in any account containing any securities. However, I agree to promptly notify the designated CCO, if any such account is opened, so long as I am an Associated Person with Cromwell Investment Advisors, LLC.

Signed:	Date:

Report reviewed by:	Date:

Cromwell Investment Advisors, LLC

Code of Ethics – August 2025

Gifts and Entertainment Reporting Form

(May also be submitted in COMPLY platform for tracking/approval purposes)

I gave / received a gift / entertainment. (circle as applicable)

Describe the gift or entertainment:

Approximate cost or value (whichever is higher):

Third-party giver or recipient:

Describe any known relationship between the third-party giver or recipient and any public issuer or government entity:

Describe the relationship between the third party and yourself and/or the Company.

If known, describe the reason that the gift or entertainment was given or received:

List any other gifts or entertainment given by, or received from, the third party within the past 12 months, along with their approximate cost or value.

Is the recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes / No

Signature	Date

Print Name

Reviewer Use Only

_______ Approved     _______________ Not Approved

Reviewed by:

Title:

Date:

Additional Notes (if needed):

Page 28 of 28